Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-262570) on Form S-4/A of L&F Acquisition Corp. of our report dated April 7, 2022 relating to the financial statements of ZeroFox, Inc. and subsidiaries. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

McLean, VA

May 12, 2022